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                                                                    EXHIBIT 23.2

               ERNST & YOUNG LLP, CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Financial Information" and to the use of our report dated January 31, 1997, included in the Joint Proxy Statement of Lumisys Incorporated and CompuRAD, Inc. which is made a part of the Registration Statement (Form S-4) and Prospectus of Lumisys Incorporated for the registration of its shares of common stock.

                                                 /s/ ERNST & YOUNG LLP

Tucson, Arizona
November 3, 1997